Beckstead and Watts, LLP
------------------------
Certified Public Accountants

                                                        3340 Wynn Road, Ste. C
                                                           Las Vegas, NV 89102
                                                                  702.257.1984
                                                              702.362.0540 fax

November 26, 2002

Securities and Exchange Commission
Washington, D.C., 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for MetaSource Group, Inc. (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2001 and 2000. Effective November 20, 2002, we resigned as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K dated November 20, 2002, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that Merdinger, Fruchter, Rosen & Company, P.C. was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Very truly yours,

/s/ Brad Beckstead
G. Brad Beckstead, CPA
Partner